UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2022

ENDEXX CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-30233	30-0353162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38246 North Hazelwood Circle
Cave Creek, Arizona	85331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 595-6900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Hyla Acquisition and Related Transactions

Effective August 31, 2022, Endexx Corporation (“we”, “us”, or “our”) and EH Sub Inc., a Nevada corporation that is our wholly-owned subsidiary (our “Acquisition Sub”), closed the transactions (the “Hyla Transaction Closing Date”) contemplated by a Control Acquisition Agreement (the “Hyla Acquisition Agreement”) with HYLA UK Holdco Limited, a United Kingdom limited company (the “Seller”). Pursuant to the terms of the Hyla Acquisition Agreement, we, through our Acquisition Sub, purchased (the “Hyla Transaction”) 51% of the issued and outstanding capital stock of Hyla US Holdco Limited, a Delaware corporation (“Hyla”), a wholly-owned operating subsidiary of the Seller.

Hyla produces and sells organic, plant-based, all-natural, zero-nicotine vape products. Each HYLA device contains a natural guarana extract that is blended with proprietary botanical formulas. Hyla launched its products in October 2021 and its initial inventory (140,000 devices) was sold out the following month. Hyla’s products bear the Underwriters Laboratories global safety certification and are CE approved.

The Hyla Transaction was valued at $10 million and was paid through the issuance (i) of shares of our capital stock (20% of the value) and (ii) our promissory note (80% of the value). We issued to the Seller 4,878,049 shares of our newly constituted Series H Convertible Preferred Stock (the “Hyla Series H Preferred”). We valued those shares at an aggregate of two million dollars, which was based upon an as-converted-into-our Common Stock value of $0.041 per share. The per-share price was the closing price of our Common Stock, par value $0.0001 per share (our “Common Stock”), as reported by the OTC Markets Group Inc. (the “OTCM”), on August 19, 2022, the date on which certain of the initial set of Hyla Transaction-related draft documents were circulated for signature. We also issued to the Seller our Self-financing Promissory Note (our “Self-financing Note”) with a term of up to nine years. The initial principal balance of our Self-financing Note is $8 million and it bears interest at an annual simple interest rate of 3.15%, which is the Internal Revenue Service’s August 2022 Applicable Federal Rate for promissory notes with terms from three to nine years. We are obligated to make payments of principal and interest on a quarterly basis, in arrears (each, a “Quarterly Payment”). The amount of each of our Quarterly Payments is calculated pursuant to a formula set forth in the Self-financing Note, the components of which are derived from a matrix that consists of Hyla’s quarterly gross sales revenues and its gross sales margin. As a result of the Hyla Transaction, we will consolidate Hyla’s financial statements with ours in the periodic reports that we file with the Securities and Exchange Commission (the “SEC”).

Certificate of Designation of Rights, Privileges, Preferences, and Limitations of Series H Convertible Preferred Stock

To establish our Series H Preferred, we filed a Certificate of Designation of Rights, Privileges, Preferences, and Limitations of Series H Convertible Preferred Stock with the Secretary of State of the State of Nevada on August 25, 2022 (the “Series H CoD”). The Series H Preferred has a par value of $0.0001 per share and a stated value of $0.41 per share. Each share of Series H Preferred may be initially converted into 10 shares of our Common Stock, subject to adjustment due to merger, consolidation, exchange of shares, recapitalization, reorganization, or similar events, all as set forth in the Series H CoD. The holders of the Series H Preferred are entitled to receive dividends in an aggregate amount equal to the total amount of any dividends that we declare, pay, or set aside for the holders of shares of our Common Stock. The holders of Series H Preferred shall vote together as a single class, but otherwise have the same voting rights as the holders of shares of our Common Stock except that the holders of the Series H Preferred are entitled to an aggregate vote equivalent to one share in excess of the maximum potential vote of the aggregate of the other classes or series of our then-issued and outstanding equity voting shares on any occasion when the vote of the holders of our voting equity is held. Further, for so long as shares of Series H Preferred are outstanding, the holders of the majority of the Series H Preferred shall have the right to appoint two of our directors, while the other three directors will be appointed by the vote of a majority of our Common Stock and the Series H Preferred, the holders thereof exercising their variable basis voting rights. The Series H Preferred has a liquidation preference to our Common Stock equal to $0.41 per share.

Self-financing Note

Pursuant to the Hyla Acquisition Agreement, we issued to the Seller our Self-financing Note in the principal amount of $8 million, which accrues interest at the rate of 3.15% per annum. Upon an Event of Default (as such term is defined in the Self-financing Note), the interest rate will increase to 6.3% per annum until such Event of Default has been cured or the debt has been paid in full. The amount of principal and interest due to the Seller for each of our Quarterly Payments is calculated pursuant to a formula set forth in the Self-financing Note, the components of which are derived from a matrix that consists of Hyla’s quarterly gross sales revenues and its gross sales margin. Each Quarterly Payment shall, at the option of the Seller, be paid either in cash or through the issuance of shares of our Common Stock. The pricing of those shares will be determined by the volume weighted average price of our Common Stock as of the last business day of the relevant quarter. The Self-financing Note is subject to an “ownership limitation” such that the Seller cannot request that it be issued shares of our Common Stock as payment if such issuance would result in the Seller holding more than 4.99% of the then-issued and outstanding shares of our Common Stock (a “Conversion or Exercise Blocker”). We may pre-pay our Self-financing Note in whole or in part at any time without premium or penalty.

Intercompany Services Agreement

In connection with the Hyla Transaction, Hyla and we entered into an Intercompany Services Agreement (the “Hyla ISA”), pursuant to the provisions of which, we agreed to provide to Hyla certain human resources, marketing, information technology, and other administrative services that are necessary to support its business. We will invoice Hyla on a monthly basis for our performance of the services thereunder, and for which Hyla will pay us in accordance with the provisions of the HYLA ISA. The initial term of the Hyla ISA is nine years and it is subject to renewal for successive 12-month periods.

2

ISA-related Promissory Note

In connection with the Hyla ISA, Hyla issued to us its two-year Promissory Note in the principal amount of $1.5 million, which accrues interest at the rate of 10% per annum (“Hyla’s ISA Note”). Principal and interest payments thereunder are due and payable on a monthly basis. Upon an Event of Default (as such term is defined in Hyla’s ISA Note), the interest rate increases to 18% per annum until such Event of Default has been cured or the debt has been paid in full. The principal amount is due and payable on or before August 31, 2024.

Financing Related to the Hyla Acquisition and Endexx’s On-going Obligations

In connection with the financing that we required to effectuate the Hyla Transaction and for certain of our on-going obligations, pursuant to a Note Purchase Agreement (the “NPA”), we sold and issued two Convertible Promissory Notes (each, an “NPA Promissory Note”) in an aggregate principal amount of approximately $2.174 million for an aggregate purchase price of $2.0 million ($1.335 million to one of the NPA Investors and $655 thousand to the other NPA Investor) and granted two five-year Common Stock Purchase Warrants (each, an “NPA Warrant”) that are exercisable for the purchase of up to an aggregate of approximately 88.7 million shares (approximately 59.2 million shares to one of the NPA Investors and approximately 29.5 million shares to the other NPA Investor) of our Common Stock (collectively, the “NPA Warrant Stock”) to two of our Historic Investors (as such term is defined in “Reduction of Historic Promissory Obligations; Cancellation of Historic Warrants”, below; each of such Historic Investors, an “NPA Investor”). In addition, each NPA Investor and we also entered into a Registration Rights Agreement (the “NPA Registration Rights Agreement”), pursuant to the provisions of which we are obligated to register for resale the shares of our Common Stock that underly our NPA Promissory Notes and our NPA Warrants. To secure our obligations to each NPA Investor under our NPA Promissory Notes, we entered into a Security Agreement (the “NPA Security Agreement”) and an IP Security Agreement (the “NPA IP Security Agreement”), each in favor of each NPA Investor (collectively, the “NPA Security Agreements”).

The sale and issuance of the NPA Promissory Notes, the grant of the NPA Warrants, and the other transactions contemplated by the NPA were completely consummated on August 31, 2022 (the “NPA Closing Date”). The NPA also granted to each NPA Investor a one-year option to purchase up to an aggregate of 22.5 million shares of our Common Stock (20 million shares for one NPA Investor and 2.25 million shares for the other NPA Investor) at a per-share exercise price of $0.01 (collectively, the “NPA Options”). Exercise of the NPA Options is subject to the Conversion or Exercise Blocker.

Each NPA Promissory Note is due on the 12-month anniversary of the NPA Closing Date and is secured by all of our assets (including the equity of each of our partially and wholly-owned subsidiaries) pursuant to the provisions of the NPA Security Agreements. Initially, the NPA Promissory Notes are convertible into shares of our Common Stock (the “NPA Conversion Stock”) at an initial, fixed conversion price of $0.0245 per share, subject to adjustment due to merger, consolidation, exchange of shares, recapitalization, reorganization, or similar event as set forth in the NPA Promissory Notes (the “NPA Conversion Price”). The NPA Promissory Notes contain an adjustment provision that, subject to certain exceptions, reduces the conversion price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current NPA Conversion Price for the NPA Promissory Notes. Upon the occurrence of any fundamental transaction, distributions, stock dividends, or other similar event, each NPA Investor will be entitled to participate in such an event on an “as-converted” basis, and the NPA Conversion Price will be ratably adjusted upon any stock split, stock distribution, or other similar event. Each NPA Promissory Note is subject to the Conversion or Exercise Blocker, such that the applicable NPA Investor cannot convert any portion of its NPA Promissory Note that would result in the NPA Investor and its affiliates exceeding the limits of the Conversion or Exercise Blocker following such conversion (excluding, for purposes of such determination, shares of our Common Stock that will be issuable upon conversion of that portion of the holder’s NPA Promissory Note or exercise of that portion of the holder’s NPA Warrant that had not then been converted or exercised, respectively). An NPA Promissory Note may not be converted until the six-month anniversary of the NPA Closing Date, except in the event of an uncured Event of Default (as such term is defined in the NPA Promissory Note). Each NPA Promissory Note accrues interest at an annual rate equal to 12% (the first 12 months of which constitute guaranteed interest) and is due and payable on its maturity date (or sooner if an NPA Investor converts an NPA Promissory Note or otherwise accelerates the maturity date, as provided for therein). Interest is payable in cash on the maturity date or, in shares of our Common Stock at the then-current NPA Conversion Price if the NPA Investor were to convert an NPA Promissory Note or otherwise accelerates the maturity date, as provided for therein.

We have the right, but not the obligation, to prepay, in full, but not in part, the outstanding principal and interest under each NPA Promissory Note prior to its maturity date. Exercise of our prepayment option requires us to pay to the then-holder of the applicable NPA Promissory Note an amount equal to the sum of (i) the then-outstanding principal amount plus (ii) the guaranteed interest and any other outstanding and accrued interest thereon, multiplied by 125%. We must provide five calendar days’ prior written notice to the then-holder of the applicable NPA Promissory Note of our intention to effectuate a prepayment.

We also granted to each of the NPA Investors an NPA Warrant for the purchase of up to an aggregate of approximately 88.7 million shares of NPA Warrant Stock. Each NPA Warrant has a five-year term, is immediately exercisable at an exercise price of $0.02695 per share (the “NPA Warrant Exercise Price”), subject to adjustment, and is exercisable by the then-holder on a “cashless” basis. Each NPA Warrant contains an adjustment provision that, subject to certain exceptions, reduces the NPA Warrant Exercise Price if we issue shares of our Common Stock or common stock equivalents at a price lower than the then-current NPA Warrant Exercise Price. Any stock splits, reverse stock splits, recapitalizations, mergers, combinations and asset sales, stock dividends, and similar events will result in an equitable adjustment of the NPA Warrant Exercise Price and, in certain circumstances, the number of shares of NPA Warrant Stock. Each NPA Warrant is subject to an “ownership limitation,” such that the applicable NPA Investor cannot exercise any portion of an NPA Warrant that would result in that NPA Investor and its affiliates holding more than the limits of the Conversion or Exercise Blocker upon such exercise (excluding, for purposes of such determination, shares of our Common Stock remaining issuable upon the exercise of its NPA Warrant or the conversion of its NPA Promissory Note).

Pursuant to the provisions of the NPA Registration Rights Agreement, we are obligated to file a Registration Statement with the SEC to register for resale the shares of Conversion Stock and the shares of NPA Warrant Stock not later than the four-month anniversary of the NPA Closing Date. Further, we agreed to use our best efforts to have the Registration Statement declared effective by the SEC within 90 days after we have filed it, but in no event later than 90 days after such filing, or by the 5th trading day following the date on which we are notified that the Registration Statement will not be reviewed by the SEC or is no longer subject to further review and comments. Pursuant to the provisions of the NPA Registration Rights Agreement, we are subject to payment of partial liquidated damages in an amount equal to 2.0% of the aggregate purchase price paid by the applicable NPA Investor pursuant to the NPA for the NPA Promissory Note and the NPA Warrant if we fail (i) to meet various specified filing and effectiveness dates in accordance with the schedule set forth therein or (ii) to keep the Registration Statement effective and usable by the NPA Investors in the manner set forth therein. The NPA Investors and we also agreed, among other things, to indemnify each NPA Investor from certain liabilities and to pay all fees and expenses that we may incur in connection with the registration of the shares of Conversion Stock and the shares of Warrant Stock held by each NPA Investor.

3

Reduction of Historic Promissory Obligations; Cancellation of Historic Warrants

Between February of 2019 and May of 2022, we borrowed approximately $6.7 million from seven different investors (collectively, the “Historic Investors”) through the issuance of a series of our Convertible Promissory Notes (collectively, the “Historic Investors Pre-Hyla Transaction Promissory Notes”) and, with accrued interest standard rate interest through the Hyla Transaction Closing Date, we owed the Historic Investors approximately $9.445 million. Each of the Historic Promissory Notes accrued interest at a specified rate that increased significantly in the event that we defaulted in our obligations thereunder. As of the Hyla Transaction Closing Date, we may have been in default under the provisions of some or all of the Historic Investors Pre-Hyla Transaction Promissory Notes. In connection with our initial sale and issuance of each Historic Investors Pre-Hyla Transaction Promissory Note, we also granted to each Historic Investor a Common Stock Purchase Warrant that provided to each Historic Investor the right to purchase shares of our Common Stock (collectively, the “Historic Investors Warrants”). The initial aggregate number of shares of our Common Stock underlying the Historic Investors Warrants was approximately 74 million.

In connection with, and effective upon, the Hyla Transaction Closing Date, each of the Historic Investors and we entered into Settlement, Lock-Up, and Leak-Out Agreements (each, a “Historic Investors Settlement Agreement”). Pursuant to the provisions of each such Agreement, each Historic Investor agreed to exchange its Historic Investors Pre-Hyla Transaction Promissory Note and its Historic Investors Warrant for a replacement, simple Promissory Note (collectively, the “Historic Investors Replacement Notes”). The initial principal balance of each Historic Investors Replacement Note was equal to the sum of (i) the principal amount owed to each Historic Investor under its Historic Investors Pre-Hyla Transaction Promissory Note and (ii) the accrued and unpaid stated rate of interest thereunder.

The term of each Historic Investors Replacement Note is 18 months. Payments of principal thereunder are to commence on the three-month anniversary of the NPA Closing Date – an amount that escalates through and including the 17-month anniversary, with a balloon payment due the following month. Interest accrues during the term of each Historic Investors Replacement Note at a rate of 6.667% per annum and is also due with the balloon payment. We may prepay the Historic Investors Replacement Notes at any time without premium or penalty. Upon an event of default thereunder, the interest rate on the then-unpaid principal increases to 18.0% per annum until that default has been cured or the debt has been paid in full. Upon an event of default of a Historic Investors Replacement Note, the holder thereof has the right to pursue payment of only those amounts that were then due and payable; however, the holder does not have any right to accelerate any future amounts due thereunder. Further, in the event that a Historic Investor obtains a judgment against us resulting from a default under a Historic Investors Replacement Note, the Historic Investor is precluded from attaching any of (i) the Hyla Series H Preferred that we acquired in the Hyla Transaction and (ii) Hyla’s assets.

Pursuant to the provisions of the Settlement Agreements, each Historic Investor agreed to (i) waive any default or additional interest, fees, and penalties that otherwise might have been due under its Historic Investors Pre-Hyla Transaction Promissory Note and (ii) waive any Common Stock conversion rights under its Historic Investors Pre-Hyla Transaction Promissory Note. Two of the Historic Investors that owned shares of our Common Stock agreed (i) that, for a period of 12 or 18 months, they would not sell any of those shares and (ii) for the succeeding period of 12 months, they would limit their sales of those shares to a maximum of five percent of the daily trading volume of our Common Stock, as reported by the OTCM. A third Historic Investor that, because it is also an NPA Investor, is not party to such an agreement.

Todd Davis Agreements

Effective as of the Hyla Transaction Closing Date, we entered into a series of agreements with our president, Todd Davis, as detailed below.

Contribution and Exchange Agreement

Effective as of the Hyla Transaction Closing Date, Todd Allen Davis, our President (“Mr. Davis”), Rayne Forecast Inc., an Arizona corporation that is wholly owned by Mr. Davis (“Rayne”), CBD Unlimited, Inc., a Nevada corporation that, until then was a wholly-owned subsidiary ours (“CBDU”), and we entered into a Contribution and Exchange Agreement (the “Davis/Rayne Contribution Agreement”). Pursuant to its terms, (i) Rayne surrendered to us for cancellation (y) certain shares of our Common Stock then owned of record and beneficially by Rayne and (z) Mr. Davis surrendered all of the then-issued and outstanding shares of our Series Z Convertible Preferred Stock (“Series Z Preferred”), all of which stock was owned of record and beneficially by Mr. Davis, such that upon such cancellations, Mr. Davis and Rayne collectively remained the record and beneficial owners of 4.99% of the then-issued and outstanding shares of our Common Stock (separate from additional shares of our Common Stock thereafter held in an escrow, which, if released, would increase such percentage to 8.62%, calculated as if that stock had been released to Rayne on the Hyla Transaction Closing Date, which potential post-release percentage is equivalent to the percentage of our capital stock owned of record and beneficially by the Seller (assuming that, as of the Hyla Transaction Closing Date, the Seller had converted all of the shares of Series H Preferred) and (ii) Mr. Davis and Rayne contributed to us certain unpaid compensation and related items in their favor. In exchange therefor, we transferred to Mr. Davis/Rayne that number of shares of CBDU common stock equal to 30% of its then-issued and outstanding capital stock (the “Davis/Rayne Exchange Transaction”). Pursuant to the provisions of the Davis/Rayne Contribution Agreement, we contributed all of our operating assets, wherever situated, and all of our liabilities directly related thereto to CBDU. As a result of the provisions of the Davis/Rayne Contribution Agreement, CBDU became a majority-owned subsidiary of ours that we will continue to consolidate for financial reporting purposes. Subsequent to the Hyla Transaction Closing Date, but in connection with the Davis/Rayne Contribution Agreement and the Davis/Rayne Exchange Transaction, we filed our Certificate of Withdrawal of Certificate of Designation for our Series Z Preferred (the “Series Z Withdrawal”) with the Secretary of State of the State of Nevada.

Escrow Agreement

Effective as of Hyla Transaction Closing Date and as required pursuant to the provisions of the Davis/Rayne Contribution Agreement, Mr. Davis, Rayne, a third-party escrow agent, and we entered into an Escrow Agreement (the “Davis/Rayne Escrow Agreement”), pursuant to which Rayne delivered a number of shares of our Common Stock (the “Davis/Rayne Escrowed Shares”) to the escrow agent to be held in escrow. Under the terms of the Davis/Rayne Escrow Agreement, the Davis/Rayne Escrowed Shares will be released to Rayne (or Mr. Davis) upon our payment in full of each of the Historic Investors Replacement Notes.

4

Executive Agreement

Effective as of Hyla Transaction Closing Date and in connection therewith and with the Davis /Rayne Contribution Agreement and the Davis/Rayne Exchange Transaction, Mr. Davis and we entered into a one-year Executive Agreement (the “Davis Executive Agreement”). Pursuant thereto, Mr. Davis will continue to serve as our President and will continue to provide such services as are customary of such officeholder and will continue to oversee CBDU’s operations, as now consolidated into CBDU. We will provide base compensation to Mr. Davis at a rate of $10,000 per month. He will also be eligible to participate in all other benefits that we offer to our executives, including, but not limited to, health insurance for Mr. Davis and his family members. Either of us may terminate the Davis Executive Agreement upon 30 days’ written notice for any or no reason; provided, that we can terminate Mr. Davis immediately for Cause (as such term is defined in the Davis Executive Agreement). If we terminate the Davis Executive Agreement other than for Cause or if Mr. Davis terminates the Davis Executive Agreement for Good Reason (as such term is defined in the Davis Executive Agreement), then we will continue to pay to Mr. Davis his base compensation for the succeeding six months. We do not have any obligations to Mr. Davis if we terminate the Davis Executive Agreement for Cause or if Mr. Davis terminates the Davis Executive Agreement other than for Good Reason.

The foregoing brief summary description of certain terms and provisions of each of the Series Z Withdrawal, the Series H CoD, the NPA Warrants, the Hyla Acquisition Agreement, the Self-financing Note, the Hyla ISA, Hyla’s ISA Note, the NPA, the NPA Promissory Notes, the NPA Warrants, the NPA Registration Rights Agreement, the NPA Security Agreement, the NPA IP Security Agreement, the Historic Investors Settlement Agreements, the Historic Investors Replacement Notes, the Davis/Rayne Contribution Agreement, the Davis/Rayne Escrow Agreement, and the Davis Executive Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of such certificates, securities, and agreements, a copy of the form of each of which is attached to this Current Report on Form 8-K, as Exhibits 3.3a, 3.4, 4.11, and 10.35 through 10.48, respectively. Readers are encouraged to read each Exhibit in full for a more comprehensive understanding of the transaction described herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Hyla Transaction Closing Date, Daniel Brandwein resigned his position as a member of our board of directors for personal reasons. There were no disagreements between Mr. Brandwein and us on any matter relating to our operations, policies, or practices.

Effective as of the Hyla Transaction Closing Date, Nick Mehdi, the chief executive officer of Hyla, was appointed as a member of our board of directors. Mr. Mehdi, 49, has served as Hyla’s CEO since inception in September of 2021. Mr. Mehdi’s annual compensation through March 31, 2023 is $200,000, which will increase to $220,000 for the balance of 2023. He is also eligible for a discretionary annual bonus in the amount of four percent of Hyla’s EBITDA and a one-time discretionary bonus in the event of a sale of Hyla or all or substantially all of its assets or a change of control of Hyla. The foregoing brief summary description of certain terms and provisions of Mr. Mehdi’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached to this Current Report on Form 8-K, as Exhibit 10.50. Readers are encouraged to read that Exhibit in full for a more comprehensive understanding of his employment relationship with Hyla. Prior to joining Hyla and commencing in May of 2019, he was the Chief Executive Officer of ZT Wireless, LLC, and from October of 2018 to October of 2018, he was the Vice President of Operations for Sun Com Mobile, LLC. Both companies are a Sugarland, Texas-based wireless communications companies. Nick received his bachelor’s degree from University of Houston in May 2001. Based on his experience with Hyla’s products and his position as its CEO, we believe that Mr. Mehdi is well qualified to serve as one of our directors.

Effective as of the Hyla Transaction Closing Date, Steven M. Plumb, CPA, 63, was appointed as our Secretary and Treasurer, succeeding Mr. Davis. Mr. Plumb is a seasoned senior executive and financial manager, experienced in operations, finance, and marketing. He is a former auditor with PriceWaterhouseCoopers and KPMG. He also has a background in IT, biotech, oil and gas, real estate, medical, and utility companies. Since 2001, Mr. Plumb has served as the president of Clear Financial Solutions, Inc., a consulting firm that he founded, which provides interim CFO services to small public companies. Between December of 2018 and May of 2021, he served as the Chief Financial Officer of Artella Solutions, Inc., a private medical device company; from May of 2013 through February of 2019, as the Chief Financial Officer of ProBility Media Corp. (PBYA.PK), a Pasadena, Texas-based online training school for skilled trades, and commencing January of 2020, as the Chief Financial Officer of DirectView Holdings, Inc. (DIRV.PK), a Boca Raton, Florida-based security monitoring company. In his career, he has prepared SEC filings, managed investor relations, conducted mergers and acquisition activities, developed successful offering memoranda, registration statements, and investor presentations. Steve received his Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas. We do not have a written employment agreement with Mr. Plumb, but will be compensating him at the rate of $5,000 per month. Based on his financial background and he wide variety of experience, we believe that M. Plumb will be well suited to act as our Secretary and Treasurer.

There are no family relationships among any of our directors or executive officers. None of our directors or executive officers was selected to serve in their respective roles pursuant to any arrangement or understanding between such director or executive officer and any person.

Certain of the information set forth in Item 1.01 above is incorporated by reference into this Item 5.02.

5

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2022, in preparation for the closing of the Hyla Transaction, we filed our Series H CoD with the Secretary of State of the State of Nevada. Please see the information set forth in Item 1.01 for a summary description of the rights, privileges, preferences, and limitations of the Series H Preferred, which is incorporated by reference into this Item5.03.

In connection with the Hyla Transaction, the Davis/Rayne Contribution Agreement, and the Davis/Rayne Exchange Transaction, we effectuated the Series Z Withdrawal on September 6, 2022.

The information set forth in Item 1.01 above is incorporated by reference into this Item 5.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item will be filed by November 10, 2022, which is the 71st calendar day following the date this Current Report was required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by November 10, 2022, which is the 71st calendar day following the date this Current Report was required to be filed with the SEC.

(d)	Exhibits.

Exhibit No.	Description

3.3a	Certificate of Withdrawal of Certificate of Designation for the Series Z Convertible Preferred Stock filed with the Secretary of State for the State of Nevada on September 6, 2022.

3.4	Certificate of Designation of Rights, Privileges, Preferences, and Limitations of Series H Convertible Preferred Stock of the registrant filed with the Secretary of State of the State of Nevada on August 25, 2022.

4.11	Form of Warrant of the registrant granted to two separate investors, effective as of August 31, 2022.

10.35	Form of Control Acquisition Agreement among the registrant, EH Sub Inc., and HYLA UK Holdco Limited, effective as of August 31, 2022.

10.36	Form of Self-Financing Promissory Note of the registrant issued to HYLA UK Holdco Limited, effective as of August 31, 2022.

10.37	Form of Intercompany Services Agreement between the registrant and Hyla US Holdco Limited, effective as of August 31, 2022.

10.38	Form of Promissory Note of HYLA US Holdco Limited issued to the registrant, effective as of August 31, 2022.

10.39	Form of Note Purchase Agreement among the registrant and two separate investors, effective as of August 31, 2022.

10.40	Form of Convertible Senior Note of the registrant sold and issued to two separate investors, effective as of August 31, 2022.

10.41	Form of Registration Rights Agreement between the registrant and two separate investors, effective as of August 31, 2022.

10.42	Form of Security Agreement of the registrant in favor of two separate investors, effective as of August 31, 2022.

10.43	Form of IP Security Agreement of the registrant in favor of two separate investors, effective as of August 31, 2022.

10.44	Form of Settlement, Lock-Up, and Leak-Out Agreement between the registrant and seven separate investors, effective August 31, 2022.

10.45	Form of Promissory Note of the registrant issued to seven separate investors, effective August 31, 2022.

10.46	Form of Contribution and Exchange Agreement among the registrant, CBD Unlimited, Inc., Todd Allen Davis, and Rayne Forecast Inc., effective August 31.

10.47	Form of Escrow Agreement among the registrant, Todd Allen Davis, Rayne Forecast Inc., and the escrow agent, effective August 31, 2022.

10.48	Form of Executive Agreement between the registrant and Todd Allen Davis, effective August 31, 2022.

10.49*	Form of Stockholders Agreement among the registrant, Todd Allen Davis, Rayne Forecast Inc., and CBD Unlimited, Inc., effective as of August 31, 2022.

10.50	Employment Agreement between Hyla US Holdco Limited and Nick Mehdi, dated June 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endexx Corporation

By:	/s/ Todd Davis
Name:	Todd Davis
Title:	President

Dated:	September 7, 2022

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